Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2019 Results

Growth Initiatives Revenues of $18.7 Million, Comprising 60% of Revenues

GAAP and Non-GAAP Gross Margins of 50.8% and 51.2%, Respectively

San Jose, Calif., November 5, 2019 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the third quarter ended September 30, 2019.

Third Quarter Financial Highlights:

●	Total revenues of $31.0 million, a year-over-year decrease of 5%:
o	Revenues from growth initiatives of $18.7 million accounted for 60% of total revenues, a year-over-year decrease of 1%
o	Unified Communications segment revenues of $10.0 million, a year-over-year decrease of 18%
o	SmartVoice segment revenues of $5.0 million, a year-over-year increase of 64%
o	SmartHome segment revenues of $3.8 million, a year-over-year increase of 1%
o	Cordless revenues of $12.3 million, a year-over-year decrease of 10%.
●	GAAP and non-GAAP gross margin of 50.8% and 51.2%, an 80 and 90 basis point improvement, as compared to the third quarter of 2018 on GAAP and non-GAAP basis, respectively.
●	GAAP and non-GAAP diluted earnings per share of $0.02 and $0.10, respectively, compared to GAAP and non-GAAP diluted earnings per share of $0.02 and $0.11, respectively, for the third quarter of 2018.
●

GAAP operating loss of ($0.3) million and non-GAAP operating income of $1.7 million, compared to GAAP and non-GAAP operating income of $0.3 million and $2.4 million, respectively, for the third quarter of 2018.

●

GAAP and non-GAAP tax benefit of $0.3 million and $0.2 million, respectively, compared to GAAP and non-GAAP taxes on income of $0.4 million of $0.3 million, for the third quarter of 2018, respectively.

●	GAAP and non-GAAP net income of $0.5 million and $2.5 million, respectively, compared to GAAP and non-GAAP net income of $0.4 million and $2.6 million, respectively, for the third quarter of 2018.
●	Generated $0.2 million of cash from operations compared to none in the third quarter of 2018.
●	Cash, deposits and marketable securities of approximately $120.9 million as of September 30, 2019.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “We are pleased with our third quarter financial results that were ahead of our guidance on most financial metrics. Revenues from growth initiatives of $18.7 million accounted for 60% of revenues and benefited from a favorable product mix, which drove GAAP and non-GAAP gross margins of 50.8% and 51.2%, respectively. We are excited by the recent round of cutting-edge product introductions by Tier 1 OEMs, which are powered by our technologies, particularly in our SmartVoice and SmartHome product lines, demonstrating the emerging transformation of our business into a rising voice and IoT franchise.”

Mr. Elyakim continued, “Looking ahead to the fourth quarter, we project a year-over-year growth in revenues, driven by solid demand for our SmartVoice and SmartHome product lines, more than offsetting the continued decline in the cordless industry, as well as the near-term softness in the Unified Communications market, which we expect to fully recover in 2020 based on customers’ feedback, as well as major design wins we have secured. Moreover, we are confident that our growth initiatives are positioned well to represent approximately two thirds of our fourth quarter revenues.

Third Quarter Business Highlights:

●

Continued to grow and strengthen our SmartVoice franchise with design wins and product launches for voice user interface with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market:

o	Oppo, a leading mobile OEM, launched its new Reno2 and Realme X2 smartphones incorporating our SmartVoice technology for its handsfree Breeno smart assistant

o	GoPro launched Hero8 Black, with high-fidelity audio and its cutting-edge Max camera featuring 360 audio, leveraging our low power DSP and our high performance advanced audio and machine learning SoC
o	A leading IP camera OEM selected our SmartVoice solution for three of its newly launched products
o	Lenovo, TCL and a leading mobile OEM launched a number of new tablet models based on our SmartVoice solutions
●

Grew and diversified our SmartHome ecosystem with leading global IoT vendors, building on the continued support from major European and American service providers and OEMs that recognize ULE’s unmatched characteristics for wireless indoor connectivity, including superior range, interference-free spectrum and natural support for two-way voice:

o	A leading European home automation company selected ULE to drive its smart window blinds solution
o	A leading OEM launched a branded ULE-based light bulb as part of its successful smart-home offering
o	An industrial IoT company selected our ULE technology for its smart factory automation solution
●

Solidified our leadership position in the Unified Communications market despite the near-term market softness, as demonstrated by the following new business wins coupled with previous major design wins that position us well to resume growth in this product line in 2020:

o	Poly launched its VVX D230, a DECT IP Phone, based on our DVF99 SoC
o	Yealink launched its W80B, an IP DECT multi-cell system, based on our DCX81
o	A major Chinese vendor launched a new line of IP phones based on our DVF97 SoC

Third Quarter GAAP Results:

Revenues for the third quarter of 2019 were $31 million, a decrease of 5% from revenues of $32.6 million for the third quarter of 2018. Net income and earnings per share for the third quarter of 2019 were $0.5 million and $0.02, respectively. Net income and earnings per share for the third quarter of 2018 were $0.4 million and $0.02, respectively.

Third Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the third quarter of 2019 were $2.5 million and $0.10, respectively, as compared to non-GAAP net income and diluted earnings per share of $2.6 million and $0.11, respectively, for the third quarter of 2018. Non-GAAP net income and diluted earnings per share for the third quarter of 2019 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.9 million, non-cash exchange rate differences resulting from the new lease accounting standard (ASC 842) in the amount of $0.2 million and changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the third quarter of 2018 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions and equity-based compensation expenses of $1.8 million.

Earnings Conference Call Details

DSP Group will discuss its third quarter financial results, along with its outlook and guidance for the fourth quarter of 2019, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 866 966 1396 (domestic US) or +44 (0) 2071 928000 (international) approximately 10 minutes prior to the starting time. The password is 1696137

The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/rka66b7u

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 (917) 677-7532, domestically or +44 (0) 3333009785, internationally and enter the company access code: 1696137

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income and diluted earnings per share presented in this press release is useful to investors in comparing results for the third quarter ended September 30, 2019 to the same period in 2018 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about (i) the emerging transformation of DSP Group’s business into a rising voice and IoT franchise, (ii) near-term softness in Unified Communications product line but resumption of growth in 2020, and (iii) year-over-year revenue growth in the fourth quarter and growth initiatives generating two thirds of revenues in the same period. The results from these statements may not actually arise as a result of various factors, including the market penetration of DSP Group’s unified communications, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments; the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2018, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. Experts in voice processing, DSP Group invests heavily in innovation for the smart future, the result is leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation, like conversation technology. From mobile phones to VoIP and virtual assistants using cloud-based voice services, DSP Group is the answer to the growing demand for the ever-expanding collection of voice controlled smart devices. For more information, visit www.dspg.com.

Contact: Tali Chen, Chief Marketing Officer, Tali.Chen@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$31,042	$32,619	$88,352	$91,381
Cost of revenues	15,262	16,315	43,697	46,311
Gross profit	15,780	16,304	44,655	45,070
Operating expenses:
Research and development, net	9,244	9,614	26,725	27,503
Sales and marketing	4,311	3,640	13,180	11,468
General and administrative	2,388	2,362	7,617	7,612
Amortization of intangible assets	104	425	312	1,276
Total operating expenses	16,047	16,041	47,834	47,859
Operating Income (loss)	(267)	263	(3,179)	(2,789)

Financial income, net	416	492	1,129	1,291
Income (loss) before taxes on income	149	755	(2,050)	(1,498)

Income tax expenses (tax benefit)	(335)	350	(947)	139
Net Income (loss)	$484	$405	$(1,103)	$(1,637)
Net earnings (loss) per share:
Basic	$0.02	$0.02	$(0.05)	$(0.07)
Diluted	$0.02	$0.02	$(0.05)	$(0.07)

Weighted average number of shares used in per share computations of earnings (loss) per share:
Basic	22,957	22,449	22,752	22,603
Diluted	23,940	23,338	22,752	22,603

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net Income (loss)	$484	$405	$(1,103)	$(1,637)
Equity-based compensation expense included in cost of revenues	109	114	346	320
Equity-based compensation expense included in research and development, net	677	781	2,202	2,134
Equity-based compensation expense included in sales and marketing	442	283	1,318	954
Equity-based compensation expense included in general and administrative	645	574	1,972	1,703
Amortization of intangible assets	104	425	312	1,276
Non-cash exchange rates differences resulting from the new lease accounting standard (ASC 842)	210	-	723	-
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(135)	39	(322)	(342)
Non-GAAP net income	$2,536	$2,621	$5,448	$4,408

Weighted-average number of common stock used in computation of GAAP diluted net earnings (loss) per share (in thousands)	23,940	23,338	22,752	22,603

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	438	420	1,445	1,355

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	24,378	23,758	24,197	23,958

GAAP diluted net earnings (loss) per share	$0.02	$0.02	$(0.05)	$(0.07)
Equity-based compensation expense	0.07	0.07	0.25	0.21
Amortization of intangible assets	0.01	0.02	0.01	0.05
Non-cash exchange rates differences resulting from the new lease accounting standard (ASC 842)	0.01	-	0.03	-
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	-	(0.01)	(0.01)
Non-GAAP diluted net earnings per share	$0.10	$0.11	$0.23	$0.18

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$18,379	$12,146
Restricted deposits	515	493
Marketable securities and short term deposits	31,111	35,713
Trade receivables, net	21,609	13,475
Inventories	8,668	9,819
Other accounts receivable and prepaid expenses	3,374	3,670
Total current assets	83,656	75,316
Property and equipment, net	6,871	2,748
Long term marketable securities and deposits	70,899	75,538
Severance pay fund	15,661	14,158
Operating leases	12,023	-
Deferred income taxes	5,469	3,580
Intangible assets, net	7,008	7,321
Long term prepaid expenses and lease deposits	977	1,229
	112,037	101,826
Total assets	$202,564	$179,890
Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$8,338	$9,579
Lease liability	2,520	-
Other current liabilities	13,237	13,120
Total current liabilities	24,095	22,699

Accrued severance pay	15,944	14,348
Lease liability	10,225	-
Accrued pensions	801	827
Deferred income taxes	127	151
Total long term liabilities	27,097	15,326

Stockholders’ equity:
Common stock	23	22
Additional paid-in capital	384,737	378,855
Accumulated other comprehensive loss	(774)	(2,324)
Less – Cost of treasury stock	(114,940)	(122,325)
Accumulated deficit	(117,674)	(112,363)
Total stockholders’ equity	151,372	141,865
Total liabilities and stockholders’ equity	$202,564	$179,890